                                                                    EXHIBIT 99-1


                       MICHIGAN CONSOLIDATED GAS COMPANY
          CONSOLIDATED STATEMENT OF OPERATIONS (PRELIMINARY/UNAUDITED)
                             (Dollars in Millions)

                                                    3 MONTHS ENDED        12 MONTHS ENDED
                                                      DECEMBER 31,          DECEMBER 31,
                                                   -----------------    ------------------
                                                     2002      2001        2002     2001
                                                   -----------------    ------------------
OPERATING REVENUES                                   $397      $438       $1,339   $1,218

OPERATING EXPENSES
   Cost of gas                                       $223      $254         $754     $663
   Operation and maintenance                           64        94          277      298
   Depreciation and amortization                       27        34          107      113
   Taxes other than income                             13        10           51       56
   Merger and restructuring charges                     -         -            -      103
   Property write-down and contract losses              -         -           48        -
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      Total Operating Expenses                       $327      $392       $1,237   $1,233
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OPERATING INCOME (LOSS)                               $70       $46         $102     ($15)
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OTHER INCOME AND (DEDUCTIONS)
   Interest Income                                     $2        $3          $10      $10
   Interest on long-term debt                         (13)      (13)         (50)     (46)
   Other interest expense                              (2)       (2)          (9)     (11)
   Loss on investment in joint venture                  -         -            -       (9)
   Equity in earnings of joint ventures                 1         -            3        2
   Other                                                -         -            3        2
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     Total Other Income and (Deductions)             ($12)     ($12)        ($43)    ($52)
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INCOME (LOSS) BEFORE INCOME TAXES                     $58       $34          $59     ($67)
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Income Tax Provision (Benefit)                         20        10           21      (26)
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NET INCOME (LOSS)                                     $38       $24          $38     ($41)
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The Condensed Consolidated Statement of Income (Preliminary/Unaudited) should be read in conjunction with the Notes to the Consolidated Financial Statements appearing in the Form 10K for the year ended December 31, 2001, and Forms 10Q for the quarters ended March 31, 2002, June 30, 2002 and September 30, 2002.